EXHIBIT 10.01


                                WAIVER AGREEMENT
                                ----------------

     THIS WAIVER AGREEMENT (this "Agreement"), dated as of May 7, 2007, by and among CARGO CONNECTION LOGISTICS HOLDING, INC. a Florida corporation (the "Company"), and MONTGOMERY EQUITY PARTNERS, LTD. (the "Buyer").

                                   WITNESSETH
                                   ----------

     WHEREAS, the Company issued and the Buyer purchased convertible debentures in principal amount aggregating $2,350,000 (the "Debentures") pursuant to those certain secured convertible debentures dated December 28, 2005 and February 13, 2006 (together, the "Secured Debenture");

     WHEREAS, on December 28, 2005, the Company issued a warrant (the "Warrant") to purchase 2,000,000 shares of the Company's common stock (the "Warrant Shares");

     WHEREAS, on December 28, 2005, the Buyer and the Company entered into (i) that certain Securities Purchase Agreement (the "SPA"), and (ii) that certain Investor Registration Rights Agreement (the "Registration Rights Agreement"); and

     WHEREAS, the parties also wish to enter into other agreements to facilitate the Company's continuing operations.

     NOW, THEREFORE, in consideration of the mutual covenants and other agreements contained in this Agreement and for other good and valuable consideration, the receipt and adequacy whereof is hereby acknowledged, the Company and the Buyer hereby agree as follows:

       1. WAIVERS AND AGREEMENTS
          ----------------------

          (a) Section 2 of the Registration Rights Agreement required that (among other things), the Company file an Initial Registration Statement (as defined in the Registration Rights Agreement) and obtain effectiveness of the Initial Registration Statement by certain dates. Buyer hereby waives fifty percent (50%) of the Company's obligation to pay any penalties and charges relating to such failures, including Liquidated Damages (as that term is defined in Section 2(c) of the Registration Rights Agreement) that may have accrued through the date hereof as a result of such non-compliance with the filing and effectiveness deadlines (collectively referred to as the "Penalties"); provided that (i) the Company complies with its obligations specified in this Waiver Agreement and (ii) the Debentures are redeemed on or before June 5, 2007 (the "Deadline"); provided, however, that upon the delivery by the Company to the Buyer of significant evidence of a potential financing transaction (the proceeds of which would, at a minimum, repay the outstanding amounts of principal and interest with respect to the Debentures) at any time prior to the Deadline, the Buyer reserves the right to extend the Deadline to June 30, 2007 (the "Extended Deadline"), and that such consent shall not be unreasonably withheld, conditioned or denied. For the avoidance of doubt, if the Company fails to comply with its obligations set forth in this Waiver Agreement or fails to redeem the Debentures on or before the Deadline, or the Extended Deadline (if applicable), Liquidated Damages will be deemed to have continued to accrue and Buyer will remain entitled to payment of 100% of the

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Penalties,  and  all  Penalties  relating  to  any period  on  or after the date hereof. The Company and the Buyer agree that the Company may withdraw its current registration statement on Form SB-2/A (Reg. No. 333-131825) that was filed with the United States Securities and Exchange Commission (the "SEC") on July 18, 2006. The Company shall undertake to file a registration statement covering such number of shares of common stock of the Company equal to one-third of the number of shares of outstanding common stock held by public stockholders, not including any shares held by affiliates of the Company, or the common shares issued or to be issued pursuant to the Secured Debenture (the "Total Registered Shares"), by the Deadline or the Extended Deadline, if applicable. The Company shall use its best efforts to obtain the effectiveness of such registration statement within 60 calendar days after its filing. In the event such registration statement is filed and declared effective for a number of shares less than the total number of Shares that would result if the Buyer converted all of the Debentures eligible for conversion (the "Total Montgomery Shares"), the Company and Buyer agree that, if requested of the Buyer, the Company shall, within sixty (60) calendar days following such request, but in no event earlier than the latter to occur of (i) six (6) months after the initial registration statement has been declared effective and (ii) sixty (60) days after all shares registered have been sold under the initial registration statement, file additional registration statements for the maximum shares that may be registered as advised by the SEC until such time as the Total Montgomery Shares have been registered for resale by the Buyer.

          (b) No event subject to a waiver or consent herein shall constitute an "Event of Default" as defined in Section 2(a) of the Secured Debenture or in Section 1(b)(v) of the Warrant.

       2. GOVERNING LAW: MISCELLANEOUS.
          ----------------------------

          (a) Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New Jersey without regard to the principles of conflict of laws. The parties further agree that any action between them shall be heard in the United States District Court for the District of New Jersey sitting in Newark, New Jersey for the adjudication of any civil action asserted pursuant to this paragraph.

          (b) Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event any signature page is delivered by facsimile transmission, the party using such means of delivery shall cause four additional original executed signature pages to be physically delivered to the other party within five days of the execution and delivery hereof.

          (c) Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

          (d) Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

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          (e)   Entire  Agreement,  Amendments.   This  Agreement supersedes all
other  prior  oral  or written  agreements  between  the  Buyer,  the   Company,
their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement.

          (f) Notices. Any notices, consents, waivers, or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered (i) upon receipt, when delivered personally; (ii) upon confirmation of receipt, when sent by facsimile;
(iii) three (3) days after being sent by U.S. certified mail, return receipt requested, or (iv) one (1) day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company, to:       Cargo Connection Logistics Holding, Inc.
                             600 Bayview Avenue
                             Inwood, New York  11096
                             Attention:        Jesse Dobrinsky
                             Telephone:        (516) 239-7000
                             Facsimile:        (516) 239-0411

With a copy to:              Davidoff Malito & Hutcher LLP
                             200 Garden City Plaza - Suite 315
                             Garden City, New York  11530
                             Attention:        Neil M. Kaufman, Esq.
                             Telephone:        (516) 247-4434
                             Facsimile:        (516) 248-6422

     If to the Buyer, to its address and facsimile number set forth beneath its signature, with copies to the Buyer's counsel. Each party shall provide five
(5) days' prior written notice to the other party of any change in address or facsimile number.

          (g) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. Neither the Company nor any Buyer shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other party hereto.

          (h) No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

          (i)   Publicity.   The  Company  and the Buyer shall have the right to
approve, before issuance any press release or any other public statement with respect to the

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transactions  contemplated  hereby  made  by  any party; provided, however, that the Company shall be entitled, without the prior approval of the Buyer, to issue any press release or other public disclosure with respect to such transactions required under applicable securities or other laws or regulations (the Company shall use its best efforts to consult the Buyer in connection with any such press release or other public disclosure prior to its release and the Buyer shall be provided with a copy thereof upon release thereof).

          (j) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby. Without limitation of the foregoing, the Buyer(s) will timely file any reports required under Sections 13(d) or 16(a) of the Securities Exchange Act of 1934.

          (k) No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

          (l) Except as expressly set forth above, all of the terms and conditions of the Transaction Documents shall continue in full force and effect, and shall not be in any way changed, modified or superseded. This Agreement shall provide for waivers, amendments and other terms as specifically set forth and described herein and shall not be deemed a waiver or amendment to other terms or conditions of the Transaction Documents.


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     IN  WITNESS  WHEREOF, the  Buyer  and  the  Company have caused this Waiver
Agreement to be duly executed as of the date first written above.


BUYER:                                      COMPANY:

MONTGOMERY EQUITY PARTNERS,                 CARGO CONNECTION LOGISTICS
LTD.                                        HOLDING, INC.

By:    Yorkville Advisors, LLC              By:     /s/ Jesse Dobrinsky
Its:  Investment Manager                       -------------------------------
                                            Name:    Jesse Dobrinsky
By:      /s/ Mark A. Angelo                 Title:   President
    ---------------------------------
Name:    Mark A. Angelo
Title:   Portfolio Manager



Buyer's Address:
101 Hudson Street - Suite 3700
Jersey City, NJ  07303
Facsimile:  (201) 985-8266


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